UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 8, 2013

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2013,  Vista Gold Corp. (the “Registrant”) closed its loan extension with Sprott Resource Lending Partnership (“SRLP”), pursuant to the Credit Agreement Modification Agreement previously entered into between the Registrant and SRLP on September 20, 2013, as previously announced in the Registrant’s current report on Form 8-K filed with the United States Securities Exchange Commission on September 26, 2013, which is incorporated herein by reference. In connection with the closing, the Registrant and its wholly-owned subsidiary Vista Gold U.S. Inc. (“Vista US”), as applicable, entered into the agreements set forth below.

1.

Share Pledge Agreement (the “Vista Share Pledge Agreement”) whereby the Registrant, as borrower, pledged and granted to, and in favor of, SRLP a first priority security interest over all of the issued and outstanding common shares (the “Midas Shares”) the Registrant holds in the capital of Midas Gold, Inc.  The Vista Share Pledge Agreement contained customary representations, warranties and covenants. Upon the occurrence of an the Event of Default (as defined in the Vista Share Pledge Agreement), SRLP will have certain remedies, including, but not limited to:  (i) the security interest created pursuant to the Vista Share Pledge Agreement will become enforceable without the need for any action or notice by SRLP; (ii) SRLP will have in addition to the rights and remedies provided by the Vista Share Pledge Agreement, or otherwise provided in law or equity, the rights and remedies of a secured party under the Personal Property Security Act (British Columbia); and     (iii) SRLP may sell or otherwise dispose of the Midas Shares and any other collateral pledged pursuant to the Vista Share Pledge Agreement.

2.

Share Pledge Agreement (the “Vista US Share Pledge Agreement”) whereby Vista US pledged and granted to, and in favor of, SRLP a first priority security interest over all of the Midas Shares Vista US holds in the capital of Midas Gold, Inc. The Vista US Share Pledge Agreement contained customary representations, warranties and covenants. Upon the occurrence of an the Event of Default (as defined in the Vista US Share Pledge Agreement), SRLP will have certain remedies, including, but not limited to:  (i) the security interest created pursuant to the Vista US Share Pledge Agreement will become enforceable without the need for any action or notice by SRLP; (ii) SRLP will have in addition to the rights and remedies provided by the Vista US Share Pledge Agreement, or otherwise provided in law or equity, the rights and remedies of a secured party under the Personal Property Security Act (British Columbia); and   (iii) SRLP may sell or otherwise dispose of the Midas Shares and any other collateral pledged pursuant to the Vista US Share Pledge Agreement.

Item 3.02 Unregistered Sales of Equity Securities

As previously announced in the Registrant’s current report on Form 8-K filed with the United States Securities Exchange Commission on September 26, 2013, pursuant to the terms and conditions of the Credit Modification Agreement, the Registrant issued at the closing of the loan extension an aggregate of 486,382 common shares as part of the consideration paid to SRLP for entering into the Credit Modification Agreement. The Registrant offered and sold the common shares in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder on the basis of representations of eligibility and suitability made to the Registrant by SRLP and the beneficial purchasers of the notes, as set forth in the Credit Agreement.

Item 7.01  Regulation FD

On November 12, 2013, the Registrant issued a press release announcing the closing of its loan extension with Sprott Resource Lending Partnership.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1Press Release dated  November 12, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: November 14, 2013	By: /s/John F. Engele John F. Engele Chief Financial Officer